AMENDMENT TO A SUPPLEMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment, dated as of June 27, 2025 with an effective date as specified under updated and restated Schedule A attached hereto (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the “Transfer Agent”) and Thrivent ETF Trust, a Massachusetts business trust, with its registered office at 901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211 (the “Trust”).

WHEREAS, the Transfer Agent and the Trust entered into a Supplement to Transfer Agency and Services Agreement dated as of August 3, 2022 (the “Supplement”); and

WHEREAS, the parties hereto wish to amend the Supplement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Schedule A to the Supplement is hereby deleted in its entirety and replaced with the Schedule A attached hereto as Exhibit A.

2.	The Customer hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 2.2. of the Supplement.

3.	The Transfer Agent and the Trust hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Supplement.

4.	Except as specifically amended hereby, all other terms and conditions of the Supplement shall remain in full force and effect.

5.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

THRIVENT ETF TRUST

By:	/s/ Sarah L. Bergstrom
Name: Sarah L. Bergstrom
Title: Treasurer and Principal Accounting Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Louis Abruzzi
Name: Louis Abruzzi
Title: Senior Vice President

EXHIBIT A

SCHEDULE A

TO

SUPPLEMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

Updated as of June 27, 2025, and effective as of November 14, 2025

FUNDS

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)

Thrivent Core Plus Bond ETF

Thrivent Ultra Short Bond ETF

Thrivent Small Cap Value ETF

Thrivent Mid Cap Value ETF